Exhibit 99.1
MOBILE 365, INC.

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Mobile 365, Inc.
Chantilly, Virginia
We have audited the accompanying consolidated balance sheet of Mobile 365, Inc. and subsidiaries (the “Company”) as of March 31, 2006, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2006, and the results of its operations and its cash flows for the year ended March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP

McLean, Virginia
November 7, 2006
(November 8, 2006 as to paragraph 4 of Note 15)

MOBILE 365, INC.
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006
(Dollars and share amounts in thousands, except for per share data)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$29,739
Restricted cash and cash equivalents	144
Accounts receivable, net of allowance for doubtful accounts of $4,788	31,175
Unbilled accounts receivable	17,438
Current deferred tax asset	1,220
Prepaid and other current assets	2,998

Total current assets	82,714

PROPERTY AND EQUIPMENT—Net	14,492

INTANGIBLE ASSETS—Net	20,011

GOODWILL	55,355

SOFTWARE LICENSE—Net	11

OTHER ASSETS	840

TOTAL ASSETS	$173,423

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$11,514
Accrued liabilities	38,399
Deferred revenue	723
Current portion of long-term debt	690
Current portion of capital lease obligations	320

Total current liabilities	51,646

CAPITAL LEASE OBLIGATIONS—Long-term	256

LONG-TERM DEBT	342

DEFERRED TAX LIABILITY	213

OTHER LONG-TERM LIABILITIES	19

COMMITMENTS AND CONTINGENCIES (Note 9)

See notes to consolidated financial statements.	(Continued)

MOBILE 365, INC.
CONSOLIDATED BALANCE SHEET (Continued)
AS OF MARCH 31, 2006
(Dollars and share amounts in thousands, except for per share data)

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $.001 par value; 3,000 shares authorized, issued and outstanding (liquidation preference: $1,347)	$1,347
Series A-1 convertible preferred stock, $.001 par value; 2,372 shares authorized, issued and outstanding (liquidation preference: $8,301)	1,560
Series B convertible preferred stock, $.001 par value; 5,653 shares authorized, issued and outstanding (liquidation preference: $2,819)	2,500
Series B-1 convertible preferred stock, $.001 par value; 16,644 shares authorized and 15,924 shares issued and outstanding (liquidation preference: $43,815)	31,635
Series C convertible preferred stock, $.001 par value; 30,692 shares authorized, 28,107 shares issued and outstanding (liquidation preference: $13,267)	13,241
Series C-1 convertible preferred stock, $.001 par value; 28,038 shares authorized and 27,526 shares issued and outstanding (liquidation preference: $24,178)	29,822
Series D convertible preferred stock, $.001 par value; 17,203 shares authorized, issued and outstanding (liquidation preference: $15,706)	15,620
Series D-1 convertible preferred stock, $.001 par value; 21,931 shares authorized, issued and outstanding (liquidation preference: $35,223)	30,700
Common stock, par value $.001; 200,000 shares authorized 16,040 shares issued and and 15,840 shares outstanding	16
MW common stock, par value $.001; 87,292 shares authorized, 6,255 shares issued and outstanding	6
Additional paid-in capital	11,814
Treasury stock—at cost, 200 shares	(50)
Notes receivable from stockholders	(75)
Deferred compensation	(168)
Accumulated other comprehensive loss	(1,114)
Accumulated deficit	(15,907)

Total stockholders’ equity	120,947

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$173,423

See notes to consolidated financial statements.	(Concluded)

MOBILE 365, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED MARCH 31, 2006
(Dollars in thousands)

REVENUES	$89,251

COSTS AND EXPENSES:
Cost of operations (excluding amortization shown seperately below)	47,012
Sales and marketing	17,167
Research and development	3,425
General and administrative	18,610
Amortization of intangibles	4,561

Total operating costs and expenses	90,775

LOSS FROM OPERATIONS	(1,524)

INTEREST EXPENSE	(163)

INTEREST INCOME	1,067

FOREIGN CURRENCY TRANSACTIONS GAIN	1,633

INCOME BEFORE TAXES	1,013

INCOME TAX EXPENSE	(2,292)

NET LOSS	(1,279)

FOREIGN CURRENCY TRANSLATION LOSS	(2,333)

NET UNREALIZED GAIN ON MARKETABLE SECURITIES	1

COMPREHENSIVE LOSS	$(3,611)

See notes to consolidated financial statements.

MOBILE 365, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED MARCH 31, 2006
(Dollars and share amounts in thousands, except for per share data)

	Preferred Stock																				Additional
	Series A		Series A-1		Series B		Series B-1		Series C		Series C-1		Series D		Series D-1		Common Stock		MW Common Stock		Paid-in
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital
BALANCE—March 31, 2005	3,000	$1,287	2,372	$1,560	5,653	$2,340	15,924	$31,635	28,107	$12,437	27,526	$29,822	17,203	$14,540	21,931	$30,700	15,654	$16	5,246	$5	$13,699

Modification of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	83
Exercise of options to purchase common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	386	—	1,009	1	315
Issuance of options to employees, amortization of deferred compensation, and forfeitures of options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(189)
Issuance of options to nonemployees	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10
Accrued dividends on convertible Preferred Stock	—	60	—	—	—	160	—	—	—	804	—	—		1,080	—	—	—	—	—	—	(2,104)
Foreign currency translation loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Unrealized gain on marketable securities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

BALANCE—March 31, 2006	3,000	$1,347	2,372	$1,560	5,653	$2,500	15,924	$31,635	28,107	$13,241	27,526	$29,822	17,203	$15,620	21,931	$30,700	16,040	$16	6,255	$6	$11,814

					Accumulated
					Other
	Treasury Stock		Notes	Deferred	Comprehensive	Accumulated
	Shares	Amount	Receivable	Compensation	Income (Loss)	Deficit	Total
BALANCE—March 31, 2005	(200)	$(50)	$(75)	$(537)	$1,218	$(14,628)	123,969

Modification of stock options	—	—	—	—	—	—	83
Exercise of options to purchase common stock	—	—	—	—	—	—	316
Issuance of options to employees, amortization of deferred compensation, and forfeitures of options	—	—	—	369	—	—	180
Issuance of options to nonemployees	—	—	—	—	—	—	10
Accrued dividends on convertible Preferred Stock	—	—	—	—	—	—	—
Foreign currency translation loss	—	—	—	—	(2,333)	—	(2,333)
Unrealized gain on marketable securities	—	—	—	—	1	—	1
Net loss	—	—	—	—	—	(1,279)	(1,279)

BALANCE—March 31, 2006	(200)	$(50)	$(75)	$(168)	$(1,114)	$(15,907)	$120,947

See notes to consolidated financial statements.

MOBILE 365, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED MARCH 31, 2006
(Dollars in thousands)

Cash flows from operating activities:
Net loss	$(1,279)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,804
Loss on disposal of fixed assets	51
Stock based compensation	273
Bad debt expense	2,666
Deferred tax expense	2,292
Changes in assets and liabilities:
Accounts receivable	(9,375)
Other current assets	(5,170)
Accounts payable	(2,858)
Accrued expenses	7,291
Other liabilities	(2,290)

Net cash provided by operating activities	405

Cash flows from investing activities:
Purchases of property and equipment	(6,933)
Purchases of software licenses	(9)
Decrease in restricted cash	3,944
Purchase of marketable securities	(2,169)
Sales and maturities of marketable securities	3,212

Net cash used in investing activities	(1,955)

Cash flows from financing activities:
Proceeds from exercise of stock options	316
Borrowings under debt agreement	1,405
Repayments under debt agreement	(373)
Repayment under capital lease obligation	(329)

Net cash provided by financing activities	1,019

Effect of foreign currency on cash and cash equivalents	241

NET DECREASE IN CASH AND CASH EQUIVALENTS AFTER EFFECT OF FOREIGN CURRENCY	(290)

CASH AND CASH EQUIVALENTS—Beginning of year	30,029

CASH AND CASH EQUIVALENTS—End of year	$29,739

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid	$59

Taxes paid	$3,216

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES

Accrual of dividend and accretion of convertible preferred stock	$2,104

See notes to consolidated financial statements.

MOBILE 365, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2006, AND FOR THE YEAR ENDED MARCH 31, 2006
(Dollars and share amounts in thousands, except per share data)
1.	DESCRIPTION OF THE BUSINESS

Mobile 365, Inc. (the “Company”), (formerly Inphomatch, Inc.), was organized as a Delaware corporation on January 27, 2000. The Company is a leading provider of application services that allows customers to easily deliver and financially settle mobile data and messages, including short message services or SMS and multimedia messaging services or MMS. Our private networks combined with our suite of managed applications provide our customers a single point of system and network connectivity to reach mobile operators around the world and their subscribers for global delivery of mobile messages, premium content and value-added services. The Company’s customers include mobile operators, content providers, and other enterprises. The principal markets for the Company’s services are located in the United States, Europe, Asia, and Australia. The Company sells its services through a direct sales force.

Our services include a diverse portfolio of core messaging platforms, billing systems, and value-add applications used for the delivery of the Company’s services domestically and internationally to multiple devices and platforms. The core architecture of the platform is designed to reliably transcode, route, and deliver high volume messaging and billing transactions. Value-add applications are built on top of the core architecture, supporting the rapid deployment and delivery of services to the market, primarily content and interactive programs.

In August 2004, the Company merged with MobileWay, Inc. (“MobileWay”). By merging the Company, a leading provider in the Americas of inter-operator SMS with MobileWay, a leading provider in Asia, Australia, and Europe of mobile messaging solutions for brands and content providers, a company with global reach in the delivery and settlement of mobile messaging and data services was created. For accounting purposes, the Company acquired Mobileway. The total purchase price consideration was approximately $104,341 in Company common stock and preferred stock. In September 2004, the combined company changed its name to Mobile 365, Inc.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation—The Company’s consolidated financial statements include the results of operations and financial position of the Company, its wholly-owned subsidiaries and a variable interest entity (“VIE”), as defined by the Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN 46R”), for which the Company is deemed the primary beneficiary, as defined by FIN 46R. As such, the consolidated financial statements of the Company include the accounts of MobileWay California, Inc., Mobile 365 Pte Ltd (Singapore), the wholly-owned subsidiary that holds the interests in the Asia Pacific subsidiaries, Mobile 365 SAS (France), the wholly-owned subsidiary that holds the interest in the European subsidiaries, and the VIE.

All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. On an on-going basis, the Company evaluates its estimates and assumptions, including but not limited to, those related to the impairment of long-lived assets, reserves for doubtful accounts, revenue recognition, asset retirement obligations, income taxes and restructuring charges. The Company bases its estimates on historical experience and other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand and short-term, interest-bearing instruments purchased with original maturities of three months or less.

Restricted Cash and Cash Equivalents—Restricted cash and cash equivalents of $144 is attributable to cash pledged as collateral for certain Company real estate leases.

Customer Concentration—The Company’s revenues are concentrated with one significant customer. For the year ended March 31, 2006, the revenues from this customer were 14% of total revenues.

Fair Value of Financial Instruments—The Company’s financial instruments, as defined under SFAS No. 107 Disclosures about Fair Value of Financial Instruments, include its cash, accounts receivable, accounts payable and debt financing. The fair value of cash, accounts receivable, accounts payable and debt financing are equal to their carrying values at March 31, 2006 due to their short maturities.

Property and Equipment—Property and equipment are stated at cost and consist of computer equipment and related accessories, computer software, and furniture and fixtures. Depreciation of property and equipment is computed using the straight-line method, generally over three and five years for computer equipment and related accessories, and computer software, and five to ten years for furniture and fixtures based upon estimated useful lives, commencing when the assets are placed in service. Assets leased under capital leases are depreciated on a straight-line method, generally over three or five years or the lease term whichever is shorter. Expenditures for maintenance and repairs that do not extend the useful life of the equipment are expensed as incurred. When assets are retired or disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the period of retirement or disposal.

Intangible Assets—Intangible assets consist of acquired technology, non-compete agreements, customer relationships, and patents. Intangible assets are recorded at cost and amortized on a straight-line basis over their expected useful lives of three to ten years in accordance with SFAS No. 142, Goodwill and other Intangible Assets (“SFAS No. 142”). In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, intangible assets are reviewed whenever any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There has been no impairment as of March 31, 2006.

Goodwill—In accordance with SFAS No. 142, goodwill is not amortized and is tested for impairment annually during the fourth quarter and whenever events and circumstances occur indicating that goodwill might be impaired. The Company performed an annual impairment test of goodwill as of March 31, 2006 and concluded that there was no goodwill impairment.

Valuation of Long-Lived Assets— In accordance with SFAS No. 144, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of the impairment is measured as the difference between the asset’s estimated fair value and its carrying value. There was no impairment of long-lived assets recorded as of March 31, 2006.

Revenue Recognition—The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin, or SAB, No. 104, Revenue Recognition, Emerging Issues Task Force, or EITF, No. 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) and EITF, No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent (“EITF 99-19”). The Company recognizes revenue when 1) there is persuasive evidence of an arrangement; 2) the service has been provided to the customer; 3) the collection of the fees is reasonable assured; and 4) the amount of the fees to be paid by the customer is fixed and determinable.

The Company’s agreements with mobile operators and content providers to provide messaging and data delivery and settlement services primarily have an initial term of one year. The Company generates a significant portion of its revenue from per message transaction fees including those under revenue share arrangements and, to a lesser extent, up front set-up fees and monthly maintenance fees. In accordance with EITF 00-21, the Company has determined that its multiple-deliverable revenue arrangements contain one unit of accounting. Accordingly, arrangement consideration for delivered items is combined with amounts allocable to undelivered items with revenue recognition as described below determined for the combined deliverables as a single unit of accounting.

The Company provides up front set-up services shortly after it enters into a binding relationship with a customer. These non-refundable fees are recorded as deferred revenue and recognized as revenue ratably on a straight-line basis over the term of the contract. Costs incurred during the performance of set-up services that are deemed to be incremental and direct “set-up costs” are expensed as incurred. Maintenance services are provided over the term of our contract. Monthly maintenance fees are usually fixed amounts and recognized as revenue in the period that services are provided. The Company delivers messages and data and primarily earns per message transaction fees. The Company recognizes revenue from transaction fees based upon the number of messages successfully processed by our platforms and delivered in accordance with the terms of our arrangements.

Mobile operators, content providers, and other enterprises enter into revenue sharing arrangements with the Company. Under a typical revenue sharing model, the Company’s arrangements with mobile operator customers provide for the delivery of authorized services to their subscribers and the payment to the Company of either a percentage of revenue earned by the mobile operator or a fixed amount per message delivered and billed per the mobile operator’s statistics. In addition, the Company also has a relationship with the content provider that requires it to pay the content provider a percentage of the revenue received from or confirmed by the mobile operators with respect to services incorporating the content providers’ content. In accordance with EITF 99-19, the Company has determined that it acts as an agent under its revenues sharing arrangements and accordingly, records as revenue the net amount retained by the Company. The net amount retained by the Company reflects the gross amount billed the operator less amounts due to the content provider.

Allowance for Doubtful Accounts—The Company reviews accounts receivable and provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the estimate of allowance for doubtful accounts will change in the future.

Research and Development Costs—Research and development costs are expensed as incurred.

Income Taxes—In accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”), income taxes are reported utilizing the asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period ended, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount considered more likely than not to be realized.

Foreign Currency Transactions—Revenues and expenses denominated in foreign currencies are translated at the daily exchange rates on the transaction date. Gains or losses on foreign exchange are reported in the consolidated statements of operations.

Foreign Currency Translation—The results of operations for our foreign subsidiaries are translated from the designated functional currencies into United States dollars using average exchange rates during each period. Assets and liabilities are translated using exchange rates at the end of each period. Translation gains and losses are reported as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

Other Comprehensive Income (Loss)—Certain revenues, expenses, gains, and losses are recognized in comprehensive income (loss) but excluded from net income (loss). Comprehensive income (loss) includes net income (loss), gains and losses on foreign currency translation adjustments, and net unrealized gains on marketable securities.

Certain Significant Risks and Uncertainties—The Company operates in the telecommunication services industry, and accordingly, can be affected by a variety of factors. Management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company’s future financial position, results of operations and cash flows: ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying the Company’s services; litigation or other claims against the Company and the hiring, training and retention of key employees.

Stock Compensation—The Company has adopted the disclosure provisions of SFAS No. 123 Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation. As permitted by SFAS No. 148, the Company continues to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations and does not recognize compensation expense based upon fair value for its employee stock-based compensation plans as allowed by SFAS No. 148. The Company uses the fair value method for valuing warrants and options issued to non-employees as required by EITF 96-18, Accounting for Equity Instruments that are issued to other than employees for Acquiring, or in conjunction with Selling Goods or Services.

Pro Forma Information Related to Stock-Based Compensation—Pro forma information regarding net income (loss) is required by SFAS No. 148, Accounting for Stock-Based Compensation (“SFAS No. 148”), which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended March 31, 2006:

Risk-free interest rate	4.4%
Expected years until exercise	5
Dividend rate	—%
Volatility	—%
If the Company had elected to recognize compensation expense based on the value at the grant dates with the method prescribed by SFAS No. 148, net loss would be the pro forma amounts indicated below for the year ended March 31, 2006:

Net loss —as reported	$(1,279)
Add—stock-based employee compensation cost—net of related tax effects, included in the determination of net income	254
Deduct—stock-based employee compensation cost determined under fair value based method—net of related tax effects	(480)

Pro forma net loss	$(1,505)

Recently Issued Accounting Standards—In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Generally, the approach to accounting for stock-based compensation in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all costs related to stock-based compensation to employees, including grants of employee stock options, to be recognized in the financial statements based on the fair value of such compensation, so that pro forma disclosure is no longer an alternative to financial statement recognition. In April 2005, the compliance date for SFAS No. 123(R) was delayed so that the effective date of SFAS No 123(R) for the Company is now April 1, 2006. The Company is in the process of assessing the impact of the adoption of SFAS No. 123(R).

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109” (“FIN48”). FIN 48 provides a comprehensive model for recognizing, measuring, presenting and disclosing uncertain tax positions that an entity has taken or expects to take on a tax return. Under FIN 48, a tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable, based on its merits. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. The Company has not yet determined what impact, if any, FIN 48 will have on its results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined what impact, if any, SFAS No. 157 will have on its results of operations or financial position.

3.	INTANGIBLE ASSETS

Intangible assets consisted of the following as of March 31, 2006:

Acquired technology	$16,800
Non-compete agreement	100
Customer relationships	10,500
Patents	317
Accumulated amortization	(7,706)

Intangible assets—net	$20,011

Acquired technology, non-compete agreements and customer relationships relate to the acquisition of MobileWay and resulted in amortization expense for fiscal year ended March 31, 2006 of $4,410. Total amortization expense the year ended March 31, 2006 was $4,561. Future expected amortization of these intangible assets as of March 31, 2006, is as follows:

2007	$4,431
2008	4,430
2009	4,430
2010	2,170
2011	1,050
Thereafter	3,500

$20,011

4.	GOODWILL

In August 2004, the Company recorded goodwill of $58,563 which was decreased by $225 related to the realization of a pre-acquisition contingent gain in connection with the acquisition of MobileWay, and $63 for the release of a valuation allowance on deferred tax assets related to purchase accounting, resulting in a current goodwill balance of $58,275 as of March 31, 2005. The Company completed its analysis of the purchase price allocation in the second quarter of fiscal year ended March 31, 2006 and all adjustments are reflected in goodwill. The goodwill was reduced during the year ended March 31, 2006 for the release of a valuation allowance on deferred tax assets of $2,920 related to purchase accounting resulting in a goodwill balance of $55,355 as of March 31, 2006.

5.	PROPERTY AND EQUIPMENT

Major classes of property and equipment at March 31, 2006, are summarized as follows:

Computer equipment	$18,597
Computer software	962
Furniture and fixtures	2,750

22,309

Less accumulated depreciation	(7,817)

Total property and equipment	$14,492

Equipment under capital lease for the year ended March 31, 2006 was $1,603. Depreciation expense which is included in cost of operations, research and development expense and general and administrative expense was $4,226 for the year ended March 31, 2006.

6.	SOFTWARE LICENSE

In July 2001, the Company acquired certain license rights embedded in its SMS software platform in exchange for common stock and warrants and options exercisable into common stock. The company has also acquired other miscellaneous license rights to be used in conjunction with the SMS software platform. The estimated fair value ascribed to the SMS software platform was $1,423. The software license balance at March 31, 2006, was as follows:

Software license—SMS software platform	$1,423
Software licenses—miscellaneous	634

2,057

Less accumulated amortization	(2,046)

Total software license	$11

Amortization expense for the year ended March 31, 2006 was $18.

7.	ACCRUED LIABILITIES

Accrued liabilities at March 31, 2006 consisted of the following:

Accrued operating costs	$29,933
Accrued compensation and related expenses	2,965
Accrued taxes	738
Accrued other	4,763

Total accrued liabilities	$38,399

8.	INCOME TAXES

The components of income before provision for income taxes are as follows for the year ended March 31, 2006

Domestic book income	$11,083
Foreign book loss	(10,070)

Consolidated book income	$1,013

The components of the provision for income taxes are as follows:

Current tax expense:
Federal	$1,933
State	490
Foreign	—

Total current tax expense	$2,423

Deferred tax expense (benefit)
Federal	$643
State	112
Foreign	(886)

Total deferred tax (benefit)	$(131)

Total provision	$2,292

Deferred taxes arise because of difference in the book and tax bases of certain assets and liabilities. Significant components of deferred tax assets (liabilities) as of March 31, 2006 are:

Deferred tax assets:
Domestic net operating losses	$3,130
Foreign net operating losses	11,821
Accrued expenses	906
Translation adjustment	1,115

Total deferred tax asset	16,972

Less: Valuation allowance	(9,276)

Net deferred tax assets	$7,696

Deferred tax liabilities:
Intangible assets	(6,351)
Depreciation and amortization	(22)
Bad debt allowance	(316)

Total deferred tax (liabilities)	(6,689)

Net deferred tax assets	$1,007

As of March 31, 2006, the Company has available net operating loss (“NOL”) carryforwards of approximately $8,046 for both federal and state purposes. The Company’s NOL carryforwards are available to be utilized through 2023 to offset future taxable income and are subject to annual limitation on utilization under IRC section 382 due to ownership changes that occurred during prior periods. The Company has foreign NOL totaling $37,352 which also may be subject to similar limitations under local law. The ultimate realization of the Company’s deferred tax assets for NOL is dependent on the amount of any limitation and the generation of future taxable income during the carryforward periods.

The Company evaluates all available positive and negative evidence, as well as the weight given to such evidence, to determine whether a valuation allowance is necessary against its net deferred tax assets at the end of each fiscal year. Until the fiscal year ended March 31, 2006, the Company provided a full valuation allowance against its net deferred tax assets. Based upon a review of a number of factors, including the Company’s historical operating performance and its expectation that it can generate sustainable consolidated taxable income for the foreseeable future, the Company now believes that it is more likely than not that it’s domestic deferred tax assets will be utilized. Based upon the Company’s expected future utilization of these assets, the valuation allowance at year end was reduced resulting in a non-cash tax benefit of $1,425 recorded to the income tax provision during 2005. An additional reduction in the valuation allowance of $3,070 was recorded as an adjustment to goodwill to reflect the tax benefit associated with acquisitions in prior years. Net deferred tax assets in all foreign jurisdictions remain fully offset by a valuation allowance primarily because, pursuant to SFAS No. 109, the Company did not have sufficient history of earnings to conclude on a more likely than not basis that the Company would be able to realize the tax benefits of the deferred tax assets.

At March 31, 2006, the Company had a valuation allowance of $9,276. Approximately $6,480 of this amount relates to net deferred tax assets recorded in purchase accounting. The tax benefit of future reversals, if any, in the portion of the valuation allowance established in purchase accounting will be an adjustment to goodwill. Changes in the remaining valuation allowance will result in additional tax benefit or expense from continuing operations.

A reconciliation of the income tax provision and the amount computed by applying the statutory U.S. income tax rate of 35% for the year ended March 31, 2006 is as follows:

Federal income tax at statutory rate	35%
Deferred compensation	8%
State income taxes net of federal benefit	44%
Nondeductible items and other	55%
Valuation expense/(benefit)	66%
Foreign/US income tax rate differential	22%
Other	(4)%

Effective tax rate	226%

9.	COMMITMENTS AND CONTINGENCIES

Leases—The Company leases office space and equipment under non-cancelable operating and capital leases that expire through October 2012. Rent expense for the year ended March 31, 2006 was $1,426. Aggregate minimum rental commitments under non-cancelable operating and capital leases at March 31, 2006 were as follows:

Years Ending
March 31	Operating	Capital
2007	$1,518	$328
2008	1,261	141
2009	573	68
2010	300	49
2011 and thereafter	626	—

Total	$4,278	586

Less portion representing interest		(10)

Present value of minimum lease payments		576

Less current portion		(320)

Long-term portion		$256

Litigation and Claims— On July 13, 2006, Telecommunications Systems, Inc. filed a lawsuit in the United States District Court for the Eastern District of Virginia alleging patent infringement by the Company. Telecommunications Systems, Inc. is seeking injunctive relief and unspecified monetary damages. To date, no injunctive relief has been granted. Since the case is at a preliminary stage, we cannot predict the outcome of the claims, nor can we reasonably estimate a range of possible loss, if any, that may arise. Based upon a preliminary review, we believe that we have meritorious defenses to the allegations, and we intend to defend ourselves vigorously.
We are involved in various other claims and legal proceedings arising from our normal operations. We do not expect those matters, individually or in the aggregate, to have a material adverse effect on our financial condition or results of operations.

10.	DEBT

At March 31, 2006, debt consisted of the following:

Borrowings under debt agreement	$1,032

Less: current maturities	(690)

Long-term debt	$342

Borrowings under debt agreement—In October 2005, the Company obtained a debt agreement with a vendor to obtain computer software. The borrowings of $1,032 under the debt agreement are payable over two years and do not accrue interest. The Company used an imputed interest rate of 7.5% to calculate the present value of the borrowings. The debt agreement is secured by the assets financed.

11.	CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 125,533 shares of Preferred Stock, par value $0.001 per share, of which 3,000 shares are designated as Series A Preferred Stock, 2,372 shares are designated as Series A-1 Preferred Stock, 5,653 shares are designated as Series B Preferred Stock, 16,644 shares are designated as Series B-1 Preferred Stock, 30,692 shares are designated as Series C Preferred Stock, 28,038 shares designated as Series C-1 Preferred Stock, 17,203 shares are designated as Series D Preferred Stock and 21,931 shares are designated as Series D-1 Preferred Stock.

The Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock are collectively referred to herein as the “Preferred Stock.” The Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock are collectively referred to herein as the “IM Preferred Stock.” The Series A-1 Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock are collectively referred to herein as the “MW Preferred Stock.” The Preferred Stock has various rights and preferences as follows:

Voting—Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

So long as any shares of MW Preferred Stock, MW common stock, IM Preferred Stock or IM Common Stock, are outstanding, the Company shall not, without first obtaining the written consent or affirmative vote of the holders of the majority of the then outstanding shares of MW Preferred Stock, MW Common Stock, IM Preferred Stock and IM Common Stock, amend, repeal, alter or change any provision of the Company’s charter, bylaws or other governing documents in a manner that could alter or change in any material respect the liquidation preferences of the IM stockholders and the MW stockholders.

No approval is required for any transaction that results from the issuance of additional shares in a financing or acquisition and which (i) reduces the percentage of liquidation preference to the IM stockholders and MW stockholders in the same amount, or (ii) effects other changes which do not alter the distribution of assets as between the IM stockholders on the one hand and the MW stockholders on the other, or the distributions as between the MW Preferred Stock and the MW common stock and in the case of an acquisition, the IM stockholders and MW stockholders collectively own more than twenty percent of the entity that is a party to such acquisition.

So long as any shares of Preferred Stock are outstanding, the Company shall not, without first obtaining the written consent or approval by vote of the holders of at least seventy-seven percent of the then outstanding shares of Preferred Stock (voting together as a single class on an as converted to common stock basis), authorize, sell and issue any equity security or equity securities if such issuance could cause a greater than fifteen percent dilution.

So long as any shares of Preferred Stock are outstanding, the Company shall not, without first obtaining the written consent or approval by vote of the holders of at least sixty percent of the then outstanding shares of Preferred Stock (voting together as a single class on an as converted to common stock basis), (i) amend, repeal, alter or change any provision of the Company’s charter, bylaws or other governing documents in a manner that would alter or change the rights, preferences or privileges of the Preferred Stock or any other class of preferred equity securities; (ii) increase or decrease the authorized number of shares of common stock or Preferred Stock (iii) effect any liquidation, or (iv) consummate a Change of Control.

So long as any shares of either class of Preferred Stock are outstanding, the Company shall not, without first obtaining the written consent or approval by vote of the holders of at least sixty percent of the then outstanding shares of the Preferred Stock (voting together as a single class on an as converted to common stock basis), effect any stock split, recapitalization or similar transaction on the common stock or the Preferred Stock unless the same stock split, recapitalization, reclassification or similar transaction is effected simultaneously as to all the MW Preferred Stock, IM Preferred Stock, MW Common stock and IM Common stock (with the like effect on an as converted to common stock basis such that thereafter the one-to-one conversion feature of the MW common stock to common stock remains in effect and unaltered by such stock split, recapitalization, reclassification, or similar transaction).

Conversion—The Preferred Stock is convertible at the option of the holder into shares of common stock according to a conversion ratio, subject to adjustment for dilution, splits and combinations. The Preferred Stock shall automatically convert into common stock at the then applicable conversion ratio (i) upon the closing of an underwritten public offering at a public offering price based on a market valuation of the Company of at least $200,000 and aggregate proceeds in the offering to the Company exceeding $30,000, or (ii) upon the election of at least fifty percent of the holders of the then outstanding shares of Preferred Stock. At March 31, 2006, the preferred shares were convertible into shares of common stock on a one-to-one basis.

Dividends—Holders of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, are entitled to receive dividends at the rate of eight percent per share per annum payable when, and if declared by the Board of Directors. Such dividends shall be cumulative and accrue whether or not or declared by the Board of Directors.

Holders of the Series A Preferred Stock are entitled to receive dividends at the rate of six percent per share per annum payable when and if declared by the Board of Directors. Such dividends shall be cumulative and accrue whether or not or declared by the Board of Directors.

Holders of MW Preferred Stock are entitled to receive dividends at the rate of eight percent per share per annum payable when and if declared by the Board of Directors. Such dividends shall be noncumulative and will accrue only if declared by the Board of Directors.

No dividends on the Preferred Stock have been declared by the Board from inception through March 31, 2006.

Liquidation—In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets shall be made, the distribution is allocated fifty percent to the common stockholders and IM Preferred Stock holders (“IM stockholders”) and fifty percent to the MW common stockholders and MW Preferred Stockholders (“MW stockholders”).

The IM stockholders’ distribution is then distributed as follows: (i) the holders of the Series D Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock or common stock, the amount of $0.7847265 per share of Series D Preferred Stock plus all accrued and unpaid dividends and any declared but unpaid dividends, (ii) the holders of the Series C Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock or common stock, the amount of $0.3576733 per share of Series C Preferred Stock plus all accrued and unpaid dividends and any declared but unpaid dividends, (iii) the holders of the Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock or common stock, the amount of $0.3538194 per share of Series B Preferred Stock plus all accrued and unpaid dividends and any declared but unpaid dividends, (iv) the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of common stock, the amount of $0.3333333 per share of Series A Preferred Stock plus all accrued and unpaid dividends and any declared but unpaid dividends.

If, upon the occurrence of a liquidation event, the assets and funds of the Company legally available for distribution to the IM stockholders shall be insufficient to permit payment to such holders of IM Preferred Stock of the full aforementioned preferential amounts, then the entire assets and funds legally available for distribution shall be distributed first ratably among the holders of the Series B, Series C and Series D Preferred Stock, up to their full liquidation amounts, and thereafter ratably among the holders of the Series A Preferred Stock, up to their full liquidation amounts.

If the distributions provided for above would result in the payment to the holders of Series B Preferred Stock of an amount per share greater than $3.538194 and to the holders of Series A Preferred Stock of $0.9999999, then the holders of the Series B Preferred Stock or Series A Preferred Stock will be entitled to receive in lieu of such distributions an amount equal to the greater of (i) an aggregate of $3.538194 per share for the Series B Preferred Stock or $0.9999999 per share for the Series A Preferred Stock, or (ii) the per share amount the holders of Series B Preferred Stock or Series A Preferred Stock would have received for each share of Series B Preferred Stock or Series A Preferred Stock, as the case may be, had each such share of such series of Preferred Stock been converted into common stock immediately prior to the liquidation event at the then applicable conversion price.

After the payments set forth above have been made in full, the holders of Common Stock and the holders of Preferred Stock shall share the remaining available assets in proportion to the shares of common stock then held by them and the shares of common stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

The MW stockholders’ distribution is distributed to the holders of the Series D-1 convertible Preferred Stock in an amount equal to one and one half times the base price of $1.0707345 plus an amount equal to all declared and unpaid dividends on each share of Series D-1 convertible Preferred Stock. The holders of Series C-1 convertible Preferred Stock shall receive an amount equal to one and one half times the base price of $0.5855846 plus an amount equal to all declared and unpaid dividends on each share of Series C-1 convertible Preferred Stock. The holders of Series B-1 convertible Preferred Stock shall receive an amount equal to one and one half times the base price of $1.8343777 per share, plus an amount equal to all declared and unpaid dividends on each share of Series B-1 convertible Preferred Stock. If the assets or surplus funds to be distributed are insufficient to meet the liquidation amounts due to holders of Series D-1 Preferred Stock, Series C-1 Preferred Stock and Series B-1 Preferred Stock as described above, then a proportionate percentage pro rata distribution of assets will be made to them. After payment has been made to the holders of Series D-1, Series C-1 and Series B-1 convertible Preferred Stock as stated above, the holders of the Series A-1 convertible Preferred Stock shall receive an amount equal to $3.4995226 per share, plus an amount equal to all declared and unpaid dividends on each share of Series A-1 convertible Preferred Stock. After payment has been made to the holders of the MW Preferred Stock as stated above, the remaining assets and surplus funds of the Company shall be distributed ratably among the holders of the MW common stock in proportion to the number of shares of MW common stock then held by them, as defined in the certificate of incorporation.

Warrants—In March 2002, pursuant to the issuance of Series C Preferred Stock as discussed above, the Company issued warrants to purchase 2,585 shares of Series C Preferred Stock. The exercise price of the warrants was $0.3577. On the date of issue, the warrants were fully vested, exercisable at the option of the holder, in whole or in part, and expire ten years from the date of grant. The warrants are still outstanding as of March 31, 2006.

In August 2004, in connection with merger with MobileWay, the Company issued warrants exercisable for 721 shares of Series B-1 Preferred Stock at an exercise price of $1.84, and warrants exercisable for 512 shares of Series C-1 Preferred Stock at an exercise price of $0.59. The warrants are still outstanding as of March 31, 2006.

12.	EMPLOYEE BENEFIT PLANS

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees in the United States who meet minimum age and service requirements and allowed participants to defer a portion of their annual compensation on a pre-tax basis. The Company did not provide matching contributions during the year ended March 31, 2006.

13.	COMMON STOCK

The Company is authorized to issue two classes of common stock 1) 200,000 shares of IM Common Stock, par value $0.001 per share and 2) 87,292 shares of MW common stock, par value $0.001 per share. As of March 31, 2006, 16,040 shares of IM Common Stock were issued and 15,840 shares of IM Common Stock were outstanding. As of March 31, 2006, 6,255 shares of MW Common Stock were issued and outstanding.

In March 2002, during the Series C Preferred Stock offering the Company granted a Shareholder the purchase right to purchase up to 5% of the Common Stock of the Company included in an initial public offering (IPO) at the IPO offering price. At the time of the merger with MobileWay, the purchase right was amended to 2.5%.

MW Common Stock Warrants issued in Acquisition—In August 2004, in connection with the merger with MobileWay, the Company issued warrants exercisable for 798 shares of MW Common Stock at an exercise price of $1.20 which expire at various times through November 2010. The fair value of the warrants as of the acquisition date was included in the purchase accounting consideration and acquisition costs of MobileWay. The warrants are still outstanding as of March 31, 2006.

Treasury Stock—In December 2002, the Company purchased 200 shares of its common stock from a former officer. The shares were purchased at par value and are considered treasury shares until such time they are retired by the Board of Directors. The value of the treasury shares has been deducted from stockholders’ equity.

Notes Receivable from Stockholders—At March 31, 2006, the Company held non-recourse notes receivable related to purchase of common stock totaling approximately $75 from certain employees. These notes accrue interest of 3.83% and become due and payable on February 15, 2009.

IM Common Warrants—In September 2002, pursuant to the credit facility with the bank, the Company issued warrants to purchase 119 shares of IM Common Stock. The exercise price of the warrants was $0.357. On the date of issue, the warrants were fully vested, exercisable at the option of the holder, in whole or in part, and expire seven years from the date of grant. The warrants are still outstanding as of March 31, 2006.

In August 2003, pursuant to the operating line of credit with the bank, the Company issued warrants to purchase 50 shares of IM Common Stock. The exercise price of the warrants was $0.75. On the date of issue, the warrants were fully vested, exercisable at the option of the holder, in whole or in part, and expire seven years from the date of grant. The warrants are still outstanding as of March 31, 2006.

Stock Options—The Company’s 2004 Equity Incentive Plan (“the 2004 Plan”), provides for the granting of incentive stock options and non-qualified stock options to the Company’s employees and certain other persons in accordance with the 2004 Plan. The Board of Directors of the Company, which administers the 2004 Plan, determines the number of options granted, the vesting period and the exercise price.

On August 5, 2004, in connection with the merger with MobileWay, Inc., the Company issued 7,721 stock options exercisable for MW Common Stock. The stock options had exercise prices ranging from $0.13 to $1.20. The Company recorded Deferred Compensation of $827 and an increase to Goodwill of $939 with the offset of $1,766 to Additional Paid-in Capital.

Beginning after August 5, 2004, each option is granted as a unit comprised of one option to purchase IM Common Stock and one option to purchase MW Common Stock. The option must be exercised as a unit. The Board of Directors may terminate the 2004 Plan at any time. The Company records a deferred stock-based compensation cost when options are granted with an exercise price below the estimated fair value. The deferred stock-based compensation is amortized over the vesting or service period of the options. Options granted generally vest within four years from the date of grant and have terms of up to ten years from the date of grant. At March 31, 2006, 25,330 shares were reserved for issuance under the 2004 Plan.

The Company’s 2000 Equity Incentive Plan and (“the 2000 Plan”) provides for the granting of incentive stock options and non-qualified stock options to the Company’s employees and certain other persons in accordance with the 2000 Plan to purchase common stock. Options granted generally vest within three to four years from the date of grant and have terms of up to ten years from the date of grant.

In connection with the merger with MobileWay, Inc. the company assumed the MobileWay 2000 Equity Incentive Plan and (“the 2000 MW Plan”). The 2000 MW Plan provides for the grant of incentive stock options and non-qualified stock options to the Company’s employees and certain other persons. Options granted generally vest within three to four years from the date of grant and have terms of up to ten years from the date of grant.

The Board of Directors approved a resolution on December 10, 2004 to make no further grants or stock awards under the 2000 Plan and the 2000 MW Plan.

The information regarding option activity for MW Common Stock and IM Common Stock for the year ended March 31, 2006 is as follows:

		Weighted-
	Number	Average
	of	Exercise
	Options	Price
Options outstanding at March 31, 2005	21,857	$0.37

Granted	5,926	0.56
Forfeited	(4,379)	0.44
Exercised	(1,395)	0.23

Options outstanding at March 31, 2006	22,009	$0.42

The information regarding MW Common Stock and IM Common Stock options outstanding at March 31, 2006, is as follows:

Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise Price		Contractual	Exercise		Exercise
Range	Shares	Life (Years)	Price	Shares	Price
$ 0.13–0.25	3,943	6.5	$0.15	3,500	$0.15
0.35–0.40	7,174	6.5	0.36	6,605	0.36
0.45–0.53	6,624	8.9	0.51	2,256	0.50
0.58–1.20	4,268	9.6	0.62	512	0.95

	22,009			12,873

Options granted during the year ended March 31, 2006 had a weighted average fair value of $0.54.

Nonemployee Option Grants—In November 2003, the Company issued options to purchase 174 shares of the Company common stock to consultants for future services to be performed as advisors to the Company. The options are exercisable at $0.3538 per share for a period of ten years. The options vested over a four-year period, and the period of services was not stated. In May 2005, the Company issued options to purchase 20 shares of the Company common stock to a consultant for future services to be performed as an advisor to the Company. The options are exercisable at $0.525 per share for a period of ten years. The options vested over a four-year period, and the period of services was not stated. Stock-based compensation expense of $10 was recorded for fiscal year ended March 31, 2006.

Modifications of Options—During fiscal year ended March 31, 2006, the Company modified certain options in conjunction with an employee’s severance agreements. The Company recorded compensation expense of $83 for the option modifications on the date of modifications.

14.	RELATED PARTY TRANSACTIONS

At March 31, 2006, the Company held notes receivable related to purchase of common stock totaling approximately $75 from certain employees. These notes accrue interest of 3.83% and become due and payable on February 15, 2009.

15.	SUBSEQUENT EVENTS

On September 5, 2006, the Company and a stockholder of the Company (the “Stockholder Representative”) entered into an agreement with Sybase, Inc. (“Sybase”) and their wholly-owned subsidiary Monaco Acquisition Corporation (“Monaco”), whereby Sybase will acquire the Company for a consideration of $425,000, subject to adjustment based on the Company’s working capital and long-term debt as of the closing date of the acquisition. The agreement provides for the Company to merge with Monaco, with the Company continuing after the merger as the surviving corporation and as a wholly-owned subsidiary of Sybase.

The agreement provides that $42,500 will be placed into escrow to secure indemnification obligations by the Company’s equity holders, and, subject to the terms and restrictions set forth in the agreement, to the extent not used for indemnification claims by Sybase, one-half of such funds (including the interest on such funds) will be released twelve months after the closing of the acquisition and the remainder of such funds (including the interest on such funds) will be released eighteen months after the closing of the acquisition.

The agreement also provides that $2,000 of the consideration will be placed into a fund to secure certain obligations of the Company’s equity holders in favor of the Stockholder Representative, and, subject to the terms and restrictions set forth in the agreement, to the extent not used for claims by the Stockholder Representative, such funds (including the interest on such funds) will be released eighteen months after the closing of the acquisition.

On November 8, 2006, Sybase completed the acquisition of the Company. The Company was renamed Sybase 365, Inc. and continues as a wholly-owned subsidiary of Sybase.